Exhibit 99.2

SCP & CO Healthcare Acquisition Company Announces Closing of Upsized $230,000,000 Initial Public Offering, Including Full Exercise of the Over-Allotment Option

Tampa, FL. January 27, 2021. SCP & CO Healthcare Acquisition Company (the “Company”) (NASDAQ: SHACU), announced the closing of its upsized initial public offering of 23,000,000 units at $10.00 per unit, including 3,000,000 units pursuant to the full exercise of the underwriters’ over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $230,000,000.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition in any business industry or sector, it intends to concentrate its efforts on identifying businesses in the healthcare technology industry or healthcare-related industries in the United States and other developed countries.

The Company’s units began trading on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “SHACU” on January 22, 2021. Each unit issued in the offering consists of one share of the Company’s Class A common stock and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. After the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on NASDAQ under the symbols “SHAC” and “SHACW,” respectively.

Barclays Capital Inc. and Piper Sandler & Co. acted as joint bookrunning managers of the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $230,000,000 (or $10.00 per unit sold in the public offering) was placed in the Company’s trust account. An audited balance sheet as of January 26, 2021, reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”).

The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from: Barclays Capital Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at Barclaysprospectus@broadridge.com or by telephone at (888) 603-5847, and/or Piper Sandler & Co., Attn: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN, 55402, by telephone at (800) 747-3924, or by email at prospectus@psc.com.

Registration Statements relating to these securities have been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on January 21, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

SCP & CO

(813) 318-9600

www.scpandco.com

Media Contact:

Michelle Damico Communications

michelle@michelledamico.com

Office: (312) 423-6627